EXHIBIT B

JOINT FILING AGREEMENT

TCW Private Asset Income Fund

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13D and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 25, 2025.

APOLLO PRINCIPAL HOLDINGS B GP, LLC

By:	/s/ William B. Kuesel
Name:	William B. Kuesel
Title:	Vice President

AP Talon Holdings, L.P.

By:	AP Talon Holdings GP, LLC,
its general partner

	By:	Apollo Principal Holdings B, L.P.,
its sole member

		By:	Apollo Principal Holdings B GP, LLC,
its general partner

		By:	/s/ William B. Kuesel
		Name:	William B. Kuesel
		Title:	Vice President

AP Talon Holdings GP, LLC

By:	Apollo Principal Holdings B, L.P.,
its sole member

	By:	Apollo Principal Holdings B GP, LLC,
its general partner

	By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President

APOLLO PRINCIPAL HOLDINGS B, L.P.

By:	Apollo Principal Holdings B GP, LLC,
its general partner

	By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President